Exhibit 23.4

CONSENT OF ACTIVOS E INVENTARIOS LTDA

We hereby consent to the use of our name in the Registration Statement on Form F-1, as amended, of Camposol Holding PLC (the “Registration Statement”) and the references to and information contained in the Appraisal of lands property report dated August 21, 2020 prepared for Camposol Holding PLC, wherever appearing in the Registration Statement.

Dated: May 3, 2021

ACTIVOS E INVENTARIOS LTDA

By:	/s/Rodrigo Echeverri Giraldo
Name:	RODRIGO ECHEVERRI GIRALDO
Title:	VALUATION MANAGER